--------------------------------------------------------------------------------
corrected transcript                                   |       FACTSET: callset
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
            Compuware Corp. |     CPWR |  Q3 2009 Earnings Call  | Jan. 28, 2009
                   Company^ |  Ticker^ |            Event Type^  |         Date^
--------------------------------------------------------------------------------

      MANAGEMENT DISCUSSION SECTION

      Operator: Hello and welcome to the Compuware Corporation's Third Quarter Results Teleconference. At the request of Compuware this conference is available - recorded for instant replay purposes.

      At this time, I'd like to turn the conference over to Ms. Lisa Elkin, Vice President of Communications and Investor Relations for Compuware Corporation. Ms. Elkin, you may now begin.

Lisa Elkin, Vice President, Communications and Investor Relations
--------------------------------------------------------------------------------

      Thank you very much, Cary, and good afternoon ladies and gentlemen. With me this afternoon are Peter Karmanos, Jr., Chairman and CEO; Bob Paul, President and Chief Operating Officer; and Laura Fournier, Executive Vice President and Chief Financial Officer.

      Certain statements made during this conference call that are not historical facts, including those regarding the company's future plans, objectives and expected performance, are "forward-looking statements" within the meaning of the federal securities laws. These forward-looking statements represent our outlook only as of the date of this conference call. While we believe any forward-looking statements we have made are reasonable, actual results could differ materially since the statements are based on our current expectations and are subject to risks and uncertainties. These risks and uncertainties are discussed in the company's reports filed with the Securities and Exchange Commission. You should refer to and consider these factors when relying on such forward-looking information. The company does not undertake, and expressly disclaims any obligation, to update or alter its forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.

      For those of you who do not have a copy, I will begin by summarizing the press release, Pete, Bob, and Laura will then provide details about the quarter and other Compuware business activities. We will then open the call to your questions.

      Compuware conquers difficult environment in Q3. Grows EPS by more than 7%. Business service delivery focus to drive breakout growth and profitability. Compuware today announced financial results for its third quarter ended December 31, 2008.

      Compuware reports third quarter revenues of $268.7 million, compared to $309.3 million in the same quarter last year. Earnings per share before restructuring charges grew to $0.15 in Q3, compared to $0.14 per share in the same quarter last year, based upon 246.8 million and 282.5 million shares outstanding, respectively. On a GAAP basis, earnings per share were $0.14 compared to $0.13 in the same quarter last year.

      Compuware's third quarter net income before restructuring charges was $37.5 million compared to $38.8 million in the same period last year. On a GAAP basis, Compuware delivered net income of $35 million in Q3, compared to net income of $35.6 million in the same quarter last year.

      During the third quarter, the company's software license fee revenue was $60.5 million, compared to $79.4 million in the same quarter last year. Maintenance fees recognized in the quarter were $116.6 million, compared to $120 million in Q3 last year. Revenue from professional services in Q3 was $91.6 million, compared to $109.9 million in the same quarter last year.

      I would now like to turn the call over to Pete. Pete?


--------------------------------------------------------------------------------
   www.CallStreet.com  o  212-849-4070 o  Copyright (C) 2001-2009 CallStreet   1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
corrected transcript                                   |       FACTSET: callset
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
            Compuware Corp. |     CPWR |  Q3 2009 Earnings Call  | Jan. 28, 2009
                   Company^ |  Ticker^ |            Event Type^  |         Date^
--------------------------------------------------------------------------------

Peter Karmanos, Jr., Chairman and Chief Executive Officer
--------------------------------------------------------------------------------

      Thanks, Lisa. I'm happy to say that Compuware produced a solid Q3 in a tough economic climate. For the quarter, we delivered year-over-year increases in earnings per share and operating income. Maintenance renewals were strong, new license revenue was respectable.

      As we continue the transition of our services business to a higher value, higher margin model, even though our services revenue was down, I expect this business to continue becoming more aligned with our products business, resulting in complete solutions for our customers and much improved margins for Compuware.

      In this tough economic environment, the Compuware can thrive because we provide the people, products, and processes that eliminate costs and drive innovation. We also enjoy strong and long-standing relationships with some of the world's largest and most stable companies, if anybody can define to me what a stable company is these days, we got those. And our customer care organization continues to strengthen those partnerships.

      At the same time, we're managing the business very responsibly, driving costs out of the organization through a combination of financial discipline and process improvements. As a result, our business remains fundamentally sound, with excellent operating cash flow more than 160 in cash on hand and no debt; and that 160 will be 280 by the end of the next quarter. These are meaningful assets in a face of a worldwide economic downturn that continues to extend buying cycles.

      Despite the downturn, we have seen no increase in bad receivables. We remain widely diversified in our business relationships and largely unaffected by pressures that impact any single industry. We have seen some modest softness in professional services and Covisint business related to automotive industries, but the OEMs, particularly GM, and the supplier communities remain fertile ground for Compuware's growth.

      To take advantage of all our opportunities for growth in the months and years ahead, Compuware is implementing a three-year strategy to align our company and all of its business decisions around a primary value proposition. By doing so, we aim to push Compuware operating margins towards the 20% range, with our ultimate goal being somewhere north of 25%. Bob will detail the strategy more fully for you, and he and I are in lockstep on the need for this unifying vision and the steps necessary to realize it.

      In an environment like today, many business leaders run for cover, waiting for difficult circumstances to pass. Either we're smart or stupid, but we're not going to hunker down. We will join many of our most innovative and strategic customers by boldly planning for growth, and I'm more optimistic than I've ever been that we're implementing the people, the processes, and the strategies that will get us there.

      Bob?

Bob Paul, President and Chief Operating Officer
--------------------------------------------------------------------------------

      Thanks, Pete. Compuware put together a good third quarter in a difficult economic environment. Earnings were up compared to last year, maintenance revenue held strong, and while license revenue dipped slightly, we mostly saw delays and not losses in those deals.

      As we move into Q4, we continue to reduce costs, while investing in the business. Fiscal year to-date, Compuware has increased EPS by 44% through operational success and financial discipline.


--------------------------------------------------------------------------------
  www.CallStreet.com  o  212-849-4070 o  Copyright (C) 2001-2009 CallStreet   2
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
corrected transcript                                   |       FACTSET: callset
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
            Compuware Corp. |     CPWR |  Q3 2009 Earnings Call  | Jan. 28, 2009
                   Company^ |  Ticker^ |            Event Type^  |         Date^
--------------------------------------------------------------------------------

      Year-over-year income from operation is up by more than $50 million, we are tracking in this unprecedented economic environment to deliver meaningfully increased earnings per share for the year. And there's much, much better to come.

      Last year, Compuware began a transformational journey called Compuware
      2.0. Some of the improvements from 2.0 have already been implemented, while many more will be put into place and preparations for a smooth transition into an exciting fiscal year `10, drawing on the company's long-standing values and strengths, Compuware 2.0 is based upon five core principles.

      Value; Compuware is in the business to deliver economic value to our customers. We do things that are important, strategic and differentiated enough to earn our customers' money. This disciplined mindset is allowing us to more consistently and efficiently achieve great success with our customers.

      Focus; to deliver maximum value to our customers and growth for our shareholders and employees, we focus where we can be best in the world. By achieving best-in-class status, Compuware will enjoy first mover advantage and a pull in the marketplace for our solutions.

      Alignment; the company has achieved agreement on its primary value proposition, ensuring that we organize and invest to execute against it, by clearly aligning all of our resources behind a compelling goal, we will create a more leveraged and efficient attack on our target markets.

      Referenceability; we will grow this business one reference customer at a time. Just like most consumers, technology buyers seek and value the opinions of their peers. Through a common purpose, sharp focus and clear alignment, Compuware will deliver undeniable and public success with referenceable customers to deliver that growth.

      Simplicity; by simplifying our position in the marketplace, by doing things like standardizing our prizing, by streamlining our implementation services, we will deliver simple, complete solutions to make the lives of IT and business executives easier. Simplicity will drive scale for Compuware and faster returns for our customers. Also if investors and prospects clearly understand our mission we believe the benefits will be dramatic.

      Let's talk about the measurable progress Compuware has made in each of these fundamental areas over the last year. We are delivering more and more economic value to our customers, particularly through the work of our technology group, our customer care organization and our solutions delivery group. More than ever, we offer complete solutions to pressing problems that are proven based upon detailed return on investments.

      To extend our success in delivering economic value, Compuware's solutions are focused on end-to-end application performance in the industry category of business service delivery.

      Simply put, business service delivery is Compuware's approach to ensuring that applications work well and deliver value. Large companies, like our customers, do not invest in technology for its own sake. They invest in applications to get work done, to drive revenue, to reduce cost and to increase innovation. And through our business service delivery approach, Compuware is becoming the world leader in ensuring excellence in end-to-end application performance.

      We're doubling down on this market for two reasons. First, complex and increasingly disruptive IT trends like service-oriented architecture, utility computing, cloud computing, virtualization and others are aggravating the already pervasive and expensive problems with application performance that need to be solved. This will drive even more demand for our solutions. Second, we already have a functional competitive advantage in this category.


--------------------------------------------------------------------------------
  www.CallStreet.com  o  212-849-4070 o  Copyright (C) 2001-2009 CallStreet   3
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
corrected transcript                                   |       FACTSET: callset
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
            Compuware Corp. |     CPWR |  Q3 2009 Earnings Call  | Jan. 28, 2009
                   Company^ |  Ticker^ |            Event Type^  |         Date^
--------------------------------------------------------------------------------

      Compuware's business service delivery solution provide superior end-to-end application performance monitoring, because it's from the view that matters most, that of the end users of business applications. We eliminate expensive war-room sessions, we provide both component and application level views in application service. We show technology people where and how to fix performance problems, and we show business people how resolving or avoiding those problems benefits them.

      In doing so, Compuware business service delivery meets the needs of both business and technology leaders, and that's how you get purchase requisitions signed. We will achieve additional breakout growth by layering related target market initiatives or TMIs on top of our strategic focus. TMIs attack a highly specific problem in an industry segment, enabling rapid growth and category dominance. In the coming weeks, you'll hear more about our first target market initiatives.

      While we have a strong business service delivery focus we continue to value and support our Changepoint and mainframe solutions which have been competing extremely well in their respective categories. Compuware will continue to invest in these areas to accelerate our market share growth.

      Professional services and Covisint also remained key contributors to our whole product philosophy. We are making the necessary changes in the professional services organization to ensure a maximum 15% margin in the coming quarters. Covisint continues to make key customer acquisitions as the healthcare revolution around information transparency starts to gather momentum and the Uniface and quality businesses continue to operate a standalone units allowing separate management teams to maximize the efficiency and value of these offerings.

      Compuware is already aligning the company's support business service delivery. Through an agile development model, our technology team has increased its efficiency and more importantly its focus on delivery and differentiated capabilities that will help us to win in the marketplace. We've also established a new model for strategic partnerships that will allow us to focus on our core value proposition, while delivering a whole solution to our customers. We've created a strategic planning and product line management team dedicated to running the company's solution portfolio. To delivering on the strategy and guiding the investment plan necessary to achieve our goals not just next quarter but next year and the year after that.

      To begin leveraging this alignment, our customer care and training organizations have already partnered to build customer referenceability into the standard Compuware sales and implementation processes. Every customer will want to be a part of our Compuware reference model and understand the value of that opportunity for them.

      Our marketing team is also working hard to employ referenceable customers next year's fiscal market awareness campaign. This market awareness campaign will spend multiple channels and geographies to create more awareness of and consideration for our proven focused solutions. This awareness campaign will build on recent and excited enhancements to our near-term lead generation activities by driving longer term leads into the Compuware sales funnel.

      Through a number of new initiatives focused on internal operations on requirements definition, pricing and sales operations, we are making it simpler than ever to do business with us. A simple business is easy to understand, it's scalable, it's transparent and more efficient. Our goal is to make Compuware an easiest technology company in the world with whom to do business. As we move forward through Q4, I continue to see meaningful economic pressures impacting operations. Our customers continue to buy but there is slightly more time in their buying decisions.

      Given these economic factors, I expect Compuware to deliver between 0.50 and $0.60 per share in earnings for the fiscal year. With the dramatic nature of the cultural and operational transformation

--------------------------------------------------------------------------------
  www.CallStreet.com  o  212-849-4070 o  Copyright (C) 2001-2009 CallStreet   4
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
corrected transcript                                   |       FACTSET: callset
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
            Compuware Corp. |     CPWR |  Q3 2009 Earnings Call  | Jan. 28, 2009
                   Company^ |  Ticker^ |            Event Type^  |         Date^
--------------------------------------------------------------------------------

      underway of the company and the poor economy worldwide, I'm pleased that the company continues to deliver year-over-year growth in EPS.

      I'm also pleased with the remarkable progress we have made in achieving a recommitment to value, a focused strategy, an aligned organization to achieve that strategy through reference customers and a simpler business model we will create a pull on the marketplace for Compuware's business service delivery and other solutions.

      I expect solid results for Q4, great things for fiscal year `10, and I look forward to detailing those for you on our year-end call in May. Laura?

Laura Fournier, Executive Vice President and Chief Financial Officer
--------------------------------------------------------------------------------

      Thanks, Bob. We are very pleased with the company's performance in the third quarter, especially in light of the severe economic crisis affecting the entire world. And just in case you missed this point in Lisa's, Pete's or Bob's comments, not only did EPS for the quarter increased over the same period as last year, but our earnings per share for the first three quarters of the year is up a robust 44% compared to the first three quarters of the previous year.

      The fundamentals of our company are solid. We remain debt free, we have positive operating cash flow, maintenance renewals continue to be high, and our sales pipeline is healthy. Overall we are in very good shape.

      In fact, despite lengthening sales cycles and increased customer cautiousness, our total product commitments for the quarter nearly reached $200 million, a 54% increase over Q2. Maintenance renewals also came in very strong for the quarter, our maintenance revenue was down approximately 3% year-over-year, the decline can be attributed entirely to the effect of currency during the quarter.

      Our operating cash flow remained stable as well. With Q3 cash flow coming in at approximately $12 million. While this figure is lower than what we had anticipated for the quarter, we still see operating cash flow for the year coming in around $200 million.

      In terms of collections, our days sales outstanding metric did - it did increase over Q2 - Q2 over to Q3, however, it is by no means an indication of bad or problem receivables. Given the economic concerns of many companies, payment cycles have elongated. We are seeing an average increase of 15 to 30 days. Overall though, collections are strong and our over 90 day receivables are less than 1% of the total.

      Regarding cash usage, our current position has not changed from the previous conference call. We will continue to hold on to our cash, until we have a better feel for the direction of the economy. Once we believe the economy has turned to depositors, we will use our cash to continue our stock buyback program or to make acquisitions in support of our strategic direction.

      In closing, I want to reiterate that we feel very good about where we stand today in these trying times as well as where we're headed. Our fundamentals are solid. Our strategy is proven. Our pipeline is healthy. And our resolve is stronger than it's ever been. Lisa.

Lisa Elkin, Vice President, Communications and Investor Relations
--------------------------------------------------------------------------------

      Thanks very much, Laura. Ladies and gentlemen, at this time we will be happy to take your questions.


--------------------------------------------------------------------------------
  www.CallStreet.com  o  212-849-4070 o  Copyright (C) 2001-2009 CallStreet   5
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
corrected transcript                                   |       FACTSET: callset
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
            Compuware Corp. |     CPWR |  Q3 2009 Earnings Call  | Jan. 28, 2009
                   Company^ |  Ticker^ |            Event Type^  |         Date^
--------------------------------------------------------------------------------

      QUESTION AND ANSWER SECTION

      Operator: Thank you. [Operator Instructions] And our first question comes from Thrivent Financial's David Rudow. David disconnected.

      Let's go to the line of Walter Pritchard from Cowen and Company. Please go ahead.

      |Q - Walter Pritchard|: Thanks just I guess Laura, I wasn't 100% clear on the effective currency on maintenance revenue. I think we've seen currency bounced around quite a bit, just over the last three years and it's the first time that it seems like it's had this impact. Was there something different going on in terms of its impact on maintenance this quarter?

      |A - Laura Fournier|: Absolutely not. There was - it's just a function of where the currency levels went during the quarter because we have to use average rates. But for maintenance revenue, the decline from Q2 to Q3 as well as the year-over-year, we can absolutely attribute the entire thing to currency. If it was - if we did it at the same rates as last year, for example, the European maintenance numbers and international numbers would have grown.

      |Q - Walter Pritchard|: Got you. Okay. And I guess we saw the billings on the maintenance side actually look pretty good. And then just on the pro-serve side, I guess, I'm not surprised to see a shrink. I guess the question would be in terms of margins there, is there a point where we're going to see those margins come up as it shrinks. It seems like you're trying to distill that down to a business that's got higher profitability. So, that question first and I just had a follow-up on pro-serve.

      |A - Peter Karmanos, Jr.|: Around - this is Pete Karmanos. We're taking several actions over the next few months and starting off the new fiscal year. That business will be 15 to 20% operating margin business. And that may require us cutting back in some other areas, but we have a very good handle on the high profit business that we have going forward and we think that you won't see much more decline in our services revenue, but you'll see a dramatic - dramatic increase in the profitability of that business.

      |Q - Walter Pritchard|: And I guess just around that business, Pete, I mean it seems like the majority that - you almost have to cut that business by - in half or some sort of meaningful amount to get that down to - I mean, I guess this is just my sense, is that the case? Is that something we should expect to hear you do? Or is this - thus far it seems like it's been, sort of, incremental cuts in that business.

      |A - Peter Karmanos, Jr.|: I don't think we have two or three real problem accounts where the margin is nil. And we're going to fix those in the next few months one way or the other. In addition to that, we know that over a third of our contracts for - and over a third of the value of the vantage contracts are going to be services. And almost as much as 50% of the other products - Changepoint are going to be services. And we're well above a 40% gross margin on those. So we'd understand exactly the focus that we need at this point in time and you'll see a very rapid change in that business.

      In addition to that we have a couple of our automotive customers that are seemingly going to rely a lot more on us. And we think they're in pretty good shape these days and we can move forward there with some much better margin business. We fell into the trap of trying to run our formerly high-tech installation application development business at supplemental staffing rates. And it's taken longer than it should to straighten that out. But we have very, very good people and we have places now that we can get the kind of margins for them that we should be able to get. And it's refreshing. It's going to be a lot of fun.

      |Q - Walter Pritchard|: I guess, just kind of a follow-up on that. You're doing about 90 million a quarter so there, I mean does that business become - is that a $50 million a year business or $50


--------------------------------------------------------------------------------
  www.CallStreet.com  o  212-849-4070 o  Copyright (C) 2001-2009 CallStreet   6
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
corrected transcript                                   |       FACTSET: callset
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
            Compuware Corp. |     CPWR |  Q3 2009 Earnings Call  | Jan. 28, 2009
                   Company^ |  Ticker^ |            Event Type^  |         Date^
--------------------------------------------------------------------------------

      million a quarter business. I'm just trying to get a sense of, kind of, what - how much we should see that decline, because to some degree we want to see that decline. On the other hand, people are surprised generally of revenue decline, just trying to maybe set the expectation there or try to figure out where that should level off at once you get to where you want to be?

      |A - Peter Karmanos, Jr.|: I think perhaps I'm pollyannaish but I believe we have a some very neat timing going on already have a major client that's going to be requiring significant amount of increased effort from us at higher margin business. Simultaneously with me reducing the horrible margin business that we currently have. And so if I'm lucky, and I'd rather be lucky than good, we probably won't see much of a decline and in fact, start to see that grow. But if timing is off, we could conceivably drop down in the 200 million to 250 million a year range. $250 million at 15 to 20% margin versus $400 million at nil margin.

      |Q - Walter Pritchard|: Got it. And then just Laura, on the receivables, I guess, I didn't catch the whole part of that, but it appears as though I mean it sounds like you're over 90 days and the balance is okay. We haven't seen that be kind of a consensus among peers that receivables are getting a lot harder to collect. I am just wondering or if you're seeing - they're seeing elongation in payment cycles. I am wondering is this associates with a couple of really big transactions or maybe if you're going to a little bit more depth on that?

      |A - Laura Fournier|: We're seeing somewhat elongation in several clients. And we've had some requests for longer payment periods, but we've absolutely had no problems or issues with collecting it eventually. And we did expect higher collections in Q3. We had expected our cash flow to be a little higher. Just in the first week of the fourth quarter, we've had over $10 million of receivables that we expected in Q3 to come in that week. So it's just that we've seen elongation and I wouldn't want anyone to read into the DSO that there are some issues there.

      |Q - Walter Pritchard|: Just directionally, I mean could you give us a sense that magnitude of the decline you'd expect in DSO here in the March quarter as things go as, I mean, it sounds like you've seen some of that payment, you must have some visibility into what else is coming in. what does that looks like exiting March?

      |A - Laura Fournier|: In the fourth quarter, we really expect to make up for most of that what we missed in Q2. And our DSO without the installment receivables it was 96 days. We can see that go back down, so I think in the 70-day range.

      |Q - Walter Pritchard|: Okay, great. Thanks a lot.

      Operator: Thank you. [Operator Instructions] And our next question goes to David Rudow of Thrivent Financial. Please go ahead.

      |Q|: Hi, good afternoon, everybody.

      |A - Peter Karmanos, Jr.|: Hi, David.

      |A - Laura Fournier|: Hi, David.

      |Q|: Back to the services question, have you closed any of these large or this large service deal yet?

      |A - Peter Karmanos, Jr.|: Yeah.

      |Q|: And what's the timing on it if you haven't?

      |A - Peter Karmanos, Jr.|: We have closed.


--------------------------------------------------------------------------------
  www.CallStreet.com  o  212-849-4070 o  Copyright (C) 2001-2009 CallStreet   7
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
corrected transcript                                   |       FACTSET: callset
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
            Compuware Corp. |     CPWR |  Q3 2009 Earnings Call  | Jan. 28, 2009
                   Company^ |  Ticker^ |            Event Type^  |         Date^
--------------------------------------------------------------------------------

      |Q|: You have closed.

      |A - Peter Karmanos, Jr.|: Yeah. We're doing a very good job with these people.

      |Q|: Okay. And this is, I would assume, an existing customer that you've had over the years.

      |A - Peter Karmanos, Jr.|: Yeah. Most all companies are existing customers that we've had over the years, but yeah that's a good assumption.

      |Q|: Okay. Perfect. And was any of this deal billed in the quarter or is it just getting ramped up now?

      |A - Peter Karmanos, Jr.|: You can't, in the services business it's an ongoing kind of thing. It isn't like all of a sudden you do $500 million worth of stuff. This has been building and you'll see the full effect of it throughout the coming fiscal year.

      |Q|: Do you expect to see any revenues flow in Q4 from this deal?

      |A - Peter Karmanos, Jr.|: Yeah.

      |Q|: Okay. And what was the largest deal that you closed in the quarter?

      |A - Peter Karmanos, Jr.|: Services?

      |Q|: Services and product.

      |A - Peter Karmanos, Jr.|: Laura, do you have the information on that.

      |A - Laura Fournier|: I can give you that. We had several large deals close during the quarter. The largest - 15 million was the largest of maintenance. There was a product mix premium deal of over $10 million as well.

      |Q|: Okay and then what about on the services side?

      |A - Laura Fournier|: Services is an ongoing monthly, weekly billing cycle of projects...

      |Q|: Okay.


--------------------------------------------------------------------------------
  www.CallStreet.com  o  212-849-4070 o  Copyright (C) 2001-2009 CallStreet   8
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
corrected transcript                                   |       FACTSET: callset
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
            Compuware Corp. |     CPWR |  Q3 2009 Earnings Call  | Jan. 28, 2009
                   Company^ |  Ticker^ |            Event Type^  |         Date^
--------------------------------------------------------------------------------

      |A - Laura Fournier|: ...and continuous services. And we don't necessarily have one big invoice or one big project bill.

      |Q|: Do you have...

      |A - Peter Karmanos, Jr.|: We closed some deals this last quarter that are $4 million deals to $5 million deals, potentially as they play out, all right. But that's the nature of that business.

      |Q|: Yes and this big services deal that you're talking about. Could that be in the 50 to $100 million range or greater over time?

      |A - Peter Karmanos, Jr.|: Greater over time, annually.

      |Q|: Okay.

      |A - Laura Fournier|: I think it's important to know that it's not just one project with that customer. It's projects building on each other and new projects coming along and there's a lot of different types of work with that type customer.

      |Q|: But it is at that higher margin rate too?

      |A - Laura Fournier|: Absolutely.

      |A - Peter Karmanos, Jr.|: Yes.

      |Q|: Okay. And what were the revenue contributions from IBM in the quarter?

      |A - Laura Fournier|: There was nothing out to the ordinary or significant.

      |Q|: Both product and service?

      |A - Peter Karmanos, Jr.|: Right.

      |Q|: Okay, okay. And do your guys - what do you think the tax rate will be for Q4? And will we see a catch-up for the R&D tax credit in Q4 too on the tax side?

      |A - Laura Fournier|: We were able to take the R&D tax credit to catch-up this quarter.

      |Q|: Okay, okay.

      |A - Laura Fournier|: And next quarter we should go back to about 36%.

      |Q|: Okay, got it. And then big decline in maintenance revenues, did you guys talk about that already?

      |A - Laura Fournier|: It was currency.

      |Q|: It was currency. Okay.

      |A - Laura Fournier|: If you look at the breakdown it was in EMEA and international and we can attribute it all the currency if the rates would have been the same, actually EMEA would have had an increase in maintenance revenue.

      |Q|: Okay. And you know, I know 2010 is a long ways away, but given the fact that we have a better margin picture on the services side, even assuming slower license revenue growth and stable maintenance, we should be able to see margin growth in 2010, even in a tough license revenue market shouldn't we?

      |A - Peter Karmanos, Jr.|: Absolutely.

      |Q|: Okay. On top of additional cost cuts and everything else, right?

      |A - Peter Karmanos, Jr.|: Yes, sir.

      |Q|: Okay. Any change in the competition of specifically to IBM on the mainframe side? How's pricing?

      |A - Bob Paul|: No, I mean things are progressing well. I think we're working on some deals with IBM in partnership basis that hopefully will bear fruition and it will be good for both of us.


--------------------------------------------------------------------------------
  www.CallStreet.com  o  212-849-4070 o  Copyright (C) 2001-2009 CallStreet   9
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
corrected transcript                                   |       FACTSET: callset
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
            Compuware Corp. |     CPWR |  Q3 2009 Earnings Call  | Jan. 28, 2009
                   Company^ |  Ticker^ |            Event Type^  |         Date^
--------------------------------------------------------------------------------

      |A - Peter Karmanos, Jr.|: David, we've seen nothing tactically change in any of the deals that we've worked on or won in the last couple of quarters. We are working hard at establishing much more positive relationships, which I think will start to bear fruit in fiscal year `10.

      |Q|: Yes. And on the premium licensing side, do we still - you expect to see some benefit from that in the quarter and in the coming fiscal too?

      |A - Bob Paul|: Yes, it's...

      |A - Peter Karmanos, Jr.|: Go ahead, Bob.

      |A - Bob Paul|: No, there's some benefit. It's not as an important issue any more as premium licenses were primarily focused around capacity increases and a lot of companies aren't experiencing those capacity increases of premium licensed business make as much sense for them. But there are still deals out there for sure.

      |Q|: Okay, and then changes, any updates on the competitive front for the distributor product line?

      |A - Bob Paul|: Not really. We're not - you know, the point niche competitors are still out there. And we position very, very well against them by having a much more complete solution and obviously I think we're doing a much better job at proving value in the IT portfolio of management space and a Changepoint business. And with Vantage 11 coming out in March, which is a really strong release both in user interface and combining information across the spread platforms of both mainframe and distributor architecture's driving single dashboards to solve, the problems that we solved, it's going to further differentiate us. So we are very, very excited about this to release the product.

      |Q|: And who do you most commonly go up against with - in Vantage competitive deals?

      |A - Bob Paul|: It's a mixed bag. It's across the board, based upon whether their infrastructure is driving the problem or it's a web-based app that's driving the problem. What we're doing now is just having a much better discussion around strategic relevance. So rather than wondering about where the problem is coming from next, have a single environment with all the tools in one environment driving a single decision support tool that's going to solve everything for you.

      |Q|: And then final question, what were the revenues - recognized revenues for Covisint in the quarter?

      |A - Peter Karmanos, Jr.|: About 8.8.

      |A - Bob Paul|: 8.8, right. And they had a 20 plus percent growth in billings, and I think greater than that in product commitments.

      |Q|: Okay, all right. Well, thank you very much.

      |A - Laura Fournier|: And I have to just clarify one point or the salespeople will never forgive me. But, in terms of large deals we had two deals that were actually bigger than the ones we mentioned. One was $32 million maintenance and products and the other was $16.3 million.

      |Q|: Is that six-zero or one-six.

      |A - Laura Fournier|: 16, one-six.

      |Q|: One six, okay. And then the big service deals too.


--------------------------------------------------------------------------------
  www.CallStreet.com  o  212-849-4070 o  Copyright (C) 2001-2009 CallStreet   10
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
corrected transcript                                   |       FACTSET: callset
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
            Compuware Corp. |     CPWR |  Q3 2009 Earnings Call  | Jan. 28, 2009
                   Company^ |  Ticker^ |            Event Type^  |         Date^
--------------------------------------------------------------------------------

      |Q|: Okay. Great, thank you very much again.

      |A - Peter Karmanos, Jr.|: Thank you.

      |A - Bob Paul|: Thank you.

      Operator: Ladies and gentlemen, we will now conclude the question and answer portion of today's conference. I would now like to turn the conference back to Lisa Elkin.

Lisa Elkin, Vice President, Communications and Investor Relations
--------------------------------------------------------------------------------

      At this time ladies and gentlemen, we will adjourn this conference call. Thank you very much for your time and interest in Compuware and we hope you had a pleasant evening.

      Operator: Thank you. Ladies and gentlemen, this conference will be available for replay after 7:00 p.m. Eastern Time today through midnight, February 4, 2009. You may access the AT&T replay system at any time by dialing 1-800-475-6701 and entering the access code 975120. International participants may dial 320-365-3844 again those numbers are 1-800-475-6701 and 320-365-3844 access code 975120.

      And that does conclude our conference for today. Thank you for your participation and for using AT&T Executive Teleconference Service. You may now disconnect.

Disclaimer

The information herein is based on sources we believe to be reliable but is not guaranteed by us and does not purport to be a complete or error-free statement or summary of the available data. As such, we do not warrant, endorse or guarantee the completeness, accuracy, integrity, or timeliness of the information. You must evaluate, and bear all risks associated with, the use of any information provided hereunder, including any reliance on the accuracy, completeness, safety or usefulness of such information. This information is not intended to be used as the primary basis of investment decisions. It should not be construed as advice designed to meet the particular investment needs of any investor. This report is published solely for information purposes, and is not to be construed as financial or other advice or as an offer to sell or the solicitation of an offer to buy any security in any state where such an offer or solicitation would be illegal. Any information expressed herein on this date is subject to change without notice. Any opinions or assertions contained in this information do not represent the opinions or beliefs of FactSet CallStreet, LLC. FactSet CallStreet, LLC, or one or more of its employees, including the writer of this report, may have a position in any of the securities discussed herein.

THE INFORMATION PROVIDED TO YOU HEREUNDER IS PROVIDED "AS IS," AND TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, FactSet CallStreet, LLC AND ITS LICENSORS, BUSINESS ASSOCIATES AND SUPPLIERS DISCLAIM ALL WARRANTIES WITH RESPECT TO THE SAME, EXPRESS, IMPLIED AND STATUTORY, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, ACCURACY, COMPLETENESS, AND NON-INFRINGEMENT. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, NEITHER FACTSET CALLSTREET, LLC NOR ITS OFFICERS, MEMBERS, DIRECTORS, PARTNERS, AFFILIATES, BUSINESS ASSOCIATES, LICENSORS OR SUPPLIERS WILL BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, INCLUDING WITHOUT LIMITATION DAMAGES FOR LOST PROFITS OR REVENUES, GOODWILL, WORK STOPPAGE, SECURITY BREACHES, VIRUSES, COMPUTER FAILURE OR MALFUNCTION, USE, DATA OR OTHER INTANGIBLE LOSSES OR COMMERCIAL DAMAGES, EVEN IF ANY OF SUCH PARTIES IS ADVISED OF THE POSSIBILITY OF SUCH LOSSES, ARISING UNDER OR IN CONNECTION WITH THE INFORMATION PROVIDED HEREIN OR ANY OTHER SUBJECT MATTER HEREOF.

The contents and appearance of this report are Copyrighted FactSet CallStreet, LLC 2009. CallStreet and FactSet CallStreet, LLC are trademarks and service marks of FactSet CallStreet, LLC. All other trademarks mentioned are trademarks of their respective companies. All rights reserved.


--------------------------------------------------------------------------------
  www.CallStreet.com  o  212-849-4070 o  Copyright (C) 2001-2009 CallStreet   11
--------------------------------------------------------------------------------